Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

BIOLASE, Inc.

Irvine, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-144095, 333-112173, 333-130677, and 333-177339) and Form S-3 (Nos. 333-166145 and 333-175664) of BIOLASE, Inc. of our reports dated March 15, 2013, relating to the consolidated financial statements and consolidated financial statement schedule and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP
Costa Mesa, CA
March 15, 2013